EX-28.g.1.e

FORM OF

AMENDMENT TO THE GLOBAL CUSTODY AGREEMENT

This Amendment (the “Amendment”) to the Global Custody Agreement dated April 4, 2003, as amended (the “Agreement”), by and between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as successor-in-interest to a previous J.P. Morgan entity, and NATIONWIDE MUTUAL FUNDS (the “Customer”), as successor-in-interest to Gartmore Mutual Funds, and on behalf of each Fund on the Fund List (each a “Fund”), is entered into and made effective as of January 16, 2025 (the “Effective Date”) by J.P. Morgan and the Customer on behalf of each Fund.

W I T N E S S E T H:

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide custodial and other services; and

WHEREAS, J.P. Morgan and Customer wish to revise and update the list of Funds of the Customer that are receiving services pursuant to the Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, J.P. Morgan and Customer on behalf of each Fund hereby agree as follows:

1.	Amendments. The Agreement shall be amended as follows:

a.

The Agreement is amended to incorporate the Fund List, which is attached to this Amendment, and any reference to the Fund List in the Agreement shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

b.	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.

Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be on the date of this Amendment.

c.

This Amendment will be governed by and construed in accordance with the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

d.

This Amendment and the Agreement, and any documents referred to in each of them, constitute the complete understanding and agreement of the parties with respect to the subject matter hereof and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such matter. If any of the provisions of this Amendment are inconsistent, or in conflict, with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

e.

This Amendment may be executed in counterparts, which together shall constitute one and the same instrument. Each party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

[ Signature page follows ]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives, effective as of the Effective Date.

NATIONWIDE MUTUAL FUNDS, on behalf of each Fund in the Funds List	JPMORGAN CHASE BANK, N.A.

By:	By:
Name: Lee T. Cummings	Name:
Title: Senior Vice President	Title:

FUND LIST

to

Global Custody Agreement, dated April 4, 2003

Fund Name

Nationwide Amundi Strategic Income Fund

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard International Equities Fund

Nationwide Bailard Technology & Science Fund

Nationwide Bond Fund

Nationwide Bond Index Fund

Nationwide BNY Mellon Core Plus Bond Fund (f/k/a Nationwide BNY Mellon Core Plus Bond ESG Fund)

Nationwide Destination Retirement Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Destination 2065 Fund

Nationwide Destination 2070 Fund

Nationwide Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide Global Sustainable Equity Fund

Nationwide Government Money Market Fund

Nationwide BNY Mellon Dynamic U.S. Core Fund

Nationwide Inflation-Protected Securities Fund

Nationwide International Index Fund

Nationwide International Small Cap Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Loomis All Cap Growth Fund

Nationwide Loomis Core Bond Fund

Nationwide Loomis Short Term Bond Fund

Nationwide Mid Cap Market Index Fund

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Small Company Growth Fund

Nationwide WCM Focused Small Cap Fund

Nationwide NYSE Arca Tech 100 Index Fund

Nationwide Janus Henderson Overseas Fund

Nationwide BNY Mellon Dynamic U.S. Equity Income Fund (f/k/a Nationwide BNY Mellon Disciplined Value Fund)

Nationwide GQG US Quality Equity Fund

Nationwide Bond Portfolio

Nationwide U.S. 130/30 Equity Portfolio

Nationwide Fundamental All Cap Equity Portfolio

Nationwide International Equity Portfolio

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